UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2022

10X CAPITAL VENTURE ACQUISITION CORP. III
(Exact name of registrant as specified in its charter)

Cayman Islands	001-41216	98-1611637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Word Trade Center, 85th Floor New York, New York	10007
(Address of principal executive offices)	(Zip Code)

(212) 257-0069

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001, and one-half of one redeemable warrant	VCXB.U	New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	VCXB	New York Stock Exchange
Warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	VCXB WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2022, Boris Silver provided notice to 10X Capital Venture Acquisition Corp. III (the “Company”) of his decision to resign from the Company’s Board of Directors (the “Board”), effective as of December 1, 2022. Mr. Silver’s decision to resign was not the result of any disagreement with the Company, the Company’s management or the Board.

On December 8, 2022, the Board appointed Kash Sheikh to serve as a Class II director of the Board. Mr. Sheikh will also serve as a member of the Audit Committee of the Board.

In connection with his appointment to the Board, Mr. Sheikh entered into the following agreements with the Company:

●	A joinder agreement to the letter agreement, dated December 8, 2022 (the “Joinder to the Letter Agreement”), pursuant to which Mr. Sheikh became a party to that certain letter agreement, dated January 11, 2022, between the Company, 10X Capital SPAC Sponsor III LLC, a Cayman Islands limited liability company (the “Sponsor”), and other insiders signatory thereto, wherein Mr. Sheikh has agreed to be bound by and comply with the provisions of that certain letter agreement applicable to insiders in the same manner as if Mr. Sheikh were an original signatory thereto and in such capacity as an insider therein.

●	An indemnity agreement, dated December 8, 2022, (the “Indemnity Agreement”), between the Company and Mr. Sheikh, providing Mr. Sheikh contractual indemnification substantially in the form previously presented to the Board in addition to the indemnification provided for in the Company’s amended and restated memorandum and articles of association.

The foregoing descriptions of the Joinder to the Letter Agreement and the Indemnity Agreement do not purport to be complete and are qualified in their entireties by reference to the Joinder to the Letter Agreement and the form of Indemnity Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Other than the foregoing, there are no arrangements or understandings between Mr. Sheikh and any other persons pursuant to which he was selected as a director. Mr. Sheikh has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Joinder to the Letter Agreement, dated December 8, 2022, between the Company, the Sponsor and Kash Sheikh.

10.2

Form of Indemnity Agreement (Incorporated by reference to Exhibit 10.6 to Amendment No. 1 to the Company’s Registration Statement on Form S-l (File No. 333-253868), filed with the SEC on June 2, 2021).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 8, 2022

10X CAPITAL VENTURE ACQUISITION CORP. III

By:	/s/ Hans Thomas
Name:	Hans Thomas
Title:	Chairman and Chief Executive Officer

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